UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 18, 2007
                Date of Report (Date of earliest event reported):

                                 EDO Corporation
             (Exact name of registrant as specified in its charter)

           New York                    3812                  11-0707740
 (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)            File Number)         Identification No.)

                         60 East 42nd Street, 42nd Floor
                            New York, New York 10165]
                    (Address of principal executive offices)

                                 (212) 716-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.

On December 18, 2007, EDO Corporation issued a press release announcing that shareholders of EDO Corporation voted to approve the merger with ITT Corporation. The shareholder vote satisfies the final condition for completion of the transaction. As a result, the merger is expected to be completed and become effective on December 20.

The final tally of shares voted was 78.81% "For"; 1.18% "Against"; and 0.28% "Abstain"; for a total of 80.26% of the outstanding shares.


Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

   Exhibit 99.1.   Press release issued by EDO Corporation on December 18, 2007.



                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



     Dated: December 18, 2007





                         EDO CORPORATION



                         By: /s/ Lisa M. Palumbo
                             -------------------
                         Name: Lisa M. Palumbo
                         Title: Senior Vice President, General Counsel and
                                Secretary



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                                  EXHIBIT INDEX


Exhibit No.              Description

99.1   Press release issued by EDO Corporation on December 18, 2007.